Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 033-54965) and Forms S-8 (File Nos. 333-191267, 333-170625, 333-145415, 333-118969, 333-48656, 333-65715, and 033-56221) of Forest Laboratories, Inc. of our report dated December 16, 2013 relating to the financial statements of Aptalis Holdings, Inc., which appears in the Current Report on Form 8-K of Forest Laboratories, Inc. dated January 27, 2014.

/s/ PricewaterhouseCoopers LLP

Florham Park, NJ

January 27, 2014